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                                                                 Exhibit 10.1(e)

            SECOND AMENDMENT TO MANAGEMENT AGREEMENT

     SECOND AMENDMENT TO MANAGEMENT AGREEMENT made as of the 31st day of December, 1993 ("Second Amendment"), between KEY BISCAYNE LIMITED PARTNERSHIP (formerly known as Biscayne Beach Hotel Associates, Ltd.), a Florida limited partnership, having an office address c/o VMS Realty Partners, at 8700 West Bryn Mawr, Chicago, Illinois 60631 ("Owner"), and FLORIDA SONESTA CORPORATION, a Florida corporation, having an office address c/o Sonesta International Hotels Corporation, at 200 Clarendon Street, Boston, Massachusetts 02116 ("Operator").

                                    RECITALS:

     A. Owner is the owner of that certain real property commonly known as the "Sonesta Beach Resort" and situated in the City of Key Biscayne, Dade County, Florida (the "Property").



     B. Operator is the operator of the Property pursuant to a Management Agreement dated as of October 27, 1984, as amended by a First Amendment to the Management Agreement, dated September 12, 1991 (the "Management Agreement"), between Owner and Operator.

     C. Owner and Operator now desire to further amend the Management Agreement on the terms and conditions hereinafter set forth.

                                   AMENDMENT:

     NOW, THEREFORE, in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1.   Section 2.11 is hereby amended to provide as follows:

           "Term" shall mean the period beginning on the Commencement Date and ending at midnight on December 31 of the twenty-fifth (25th) full Calendar Year following the Commencement Date.

The foregoing amendment is exclusive of any extension of the Term arising under
Section 8.6 or otherwise.

     2. The provisions of Section 3.4 of the Management Agreement shall be deemed to be Subsection 3.4(A). A new Subparagraph (B) shall be added to
Section 3.4 of the Management Agreement to read as follows:


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          (B)  Commencing in Calendar Year 1994 and continuing thereafter all
     Net Operating Income remaining after the application of such Net Operating Income to Items (1) through (7), inclusive, as set forth on Exhibit II to the Management Agreement entitled "Disbursement Priority" shall be paid to Operator to pay off the following indebtedness of Owner to Operator, in the following order of priority:

          (1) principal and interest payable under that certain "Promissory Note" in the original principal amount of $1,576,600.00, dated as of February 4, 1994, a copy of which is attached hereto as Exhibit "A";

          (2) accrued and unpaid interest, including without limitation applicable late charges (collectively, the "Delinquent Amount"), payable by Owner to Operator under that certain "Purchase Money Mortgage Note" dated December 27, 1984, in the original principal amount of $5,000,000.00 (as amended), together with interest on the Delinquent Amount at the rate of fourteen and one-half percent (14 1/2%) per annum, from the date hereof, compounded quarterly to the extent unpaid; (upon the execution of this "Second Amendment" by both parties all defaults existing under the aforementioned "Purchase Money Mortgage Note" and the mortgage that secures such Purchase Money Mortgage Note as of this date shall be deemed waived by the Operator); as of the date of this Second Amendment the Delinquent Amount is $561,000.00; and

          (3) principal and interest payable under that certain "Operating Deficit Loan Mortgage Note" in the original principal amount of $2,194,005.00, dated as of December 31, 1993, a copy of which is attached hereto as "Exhibit B";

No "Renovation Fee", as referenced in that certain "First Amendment to Management Agreement", dated as of September 12, 1991, shall be payable to Owner or Operator until all amounts referenced in sections (1)-(3), above, have been paid in full.

     3. Item (2) of Exhibit II to the Management Agreement entitled "Disbursement Priority", referencing debt service payable by Owner under the "Expansion Loan", is hereby deleted in its entirety and replaced with the words, "Intentionally omitted". All


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other Items enumerated in said Exhibit II shall retain their existing numbers.

     4. A new Subparagraph (g) shall be added to Section 7.1 of the Management Agreement to read as follows:

     (g) For each of the four (4) Calendar Years, 1994-1997, inclusive, a fee to Strategic Realty Advisors, Inc. (the "SRA Fee") equal to .0075 (3/4 of 1%) of Gross Revenue per year, payable monthly (or at such other interval(s) as Strategic Realty Advisors, Inc. instructs Operator) out of Net Operating Income remaining after the application of such Net Operating Income to Item (1), as set forth on Exhibit II to the Management Agreement entitled "Disbursement Priority" (which Item (1) is understood to include the modification to the Prior Loan being effected as of December 1, 1993); provided, however, that said fee (not including any previously accrued and unpaid SRA Fee(s)) shall not be paid, and shall cease being payable, from and after the earlier to occur of (i) a filing by Owner for protection under the United States Bankruptcy Code (11 U.S.C.,
Sec. 101 et seq.) not caused by a breach by Operator of its obligations under the Management Agreement, or an involuntary bankruptcy filing against Owner to which neither Operator nor any Affiliate of Operator is a party and that is not dismissed within sixty (60) days after the date of filing, or (ii) Owner's receipt of a written notice of default from the holder of the loan secured by the "Prior Mortgage" as that term is referenced in Section 2.18 of the Management Agreement which default has not been caused by a breach by Operator of its obligations under the Management Agreement; provided, however, that in the case of (ii), above, (A) the SRA Fee shall not be payable only so long as such default continues, without waiver or the rescission of such notice by the holder of such loan; if any such default is cured, waived or rescinded within sixty (60) days after it occurs, the SRA Fee not paid during the period of default shall be paid upon such cure, waiver or rescission; however, if any such default continues for more than sixty (60) days, the SRA Fee not paid during the period of default shall not be paid at any time; and (B) the existence of a default that does not arise from Owner's failure to pay money due under such loan shall not result in the nonpayment of the SRA Fee if Operator has received written notice of such default and has an opportunity to cure same. Notwithstanding the calculation of the SRA Fee based on Gross Revenue, the SRA Fee is not an Expense (as defined in the Management Agreement). Notwithstanding anything herein to the contrary, if Net Operating Income is not sufficient to pay any portion of the SRA Fee in any year, Operator shall pay any such insufficiency to Strategic Realty Advisors, Inc.

     5. Notwithstanding anything in the Management Agreement to the contrary during the period commencing January 1, 1994 through December 31, 1995 (the "Deferral Period"), Operator agrees to defer


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the payment of the Basic Fee and the Advertising and Promotional Fee, or
otherwise provide funds, to the extent necessary to make up any shortfall in Net Operating Income available to pay debt service payable under the $5,000,000.00 Loan (as referenced in "Exhibit II" ("Disbursement Priority") and secured by the $5,000,000.00 Mortgage") for the Deferral Period. Without limiting the generality of the foregoing, if at any time or from time to time during the Deferral Period, Net Operating Income is insufficient to pay debt service payable under the $5,000,000.00 Loan and Operator has previously received payments of the Basic Fee and the Advertising and Promotional Fee attributable to the Deferral Period, Operator shall, upon request from Owner, promptly pay over to the holder of the $5,000,000.00 Loan, from such fees previously received by Operator for the Deferral Period, all such fees up to the amount of such deficiency, or otherwise provide funds to cover such insufficiency. All such fees so deferred shall be added to the indebtedness evidenced by the "Operating Deficit Loan Mortgage Note" described above, and repayment thereof shall be secured by the Operating Deficit Loan Mortgage and Security Agreement which secures the Operating Deficit Loan Mortgage Note. Notwithstanding the foregoing, Operator's obligation to defer fees hereunder shall terminate upon the occurrence of an event of default under the Prior Loan (as referenced in "Exhibit II" ("Disbursement Priority") and secured by the "Prior Mortgage"); provided, however, that Operator's obligation to defer fees, as described above, shall be reinstated, with retroactive effect, in the event that such default under the Prior Loan is cured, waived or rescinded on or before December 31, 1995.

     6. Owner shall not have the right to make any withdrawals from the accounts for the Hotel maintained by the Operator without the prior written consent of the Operator; provided, however, that Owner may make withdrawals from such accounts if Owner, in good faith, determines or reasonably anticipates that Operator is going to apply the monies in such accounts in violation of the terms of the Management Agreement. Owner agrees to execute and deliver, upon request of Operator, such documents as may be reasonably required by the banks where such accounts are maintained to effectuate the provisions of this paragraph.

     7. Except as specifically amended hereby, the Management Agreement is hereby ratified and confirmed in all respects and shall remain in full force and effect.

     8. Notwithstanding the consent by AETNA Life Insurance Company ("AETNA"), to this Second Amendment, AETNA shall not be bound by the provisions of Section 4 above from and after the occurrence of an event of default under the Prior Loan.


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     IN WITNESS WHEREOF, Owner and Operator have executed this Second Amendment as of the day and year first above written.

                                   OWNER:

                                   KEY BISCAYNE LIMITED PARTNERSHIP
                                   a Florida limited partnership

                                   By:  VMS Realty Investment, Ltd.
                                        Managing General Partner

                                        By: /S/ JAY FISHMAN
                                           ------------------------

                                   OPERATOR:

                                   FLORIDA SONESTA CORPORATION
                                   a Florida corporation

                                        By: /S/ PETER J. SONNABEND
                                           --------------------------


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